Exhibit 15

April 30, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 30, 2010 on our review of interim financial information of Barnes Group Inc. for the three-month periods ended March 31, 2010 and March 31, 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 002-56437, 333-27339, 333-88518, 333-133597, 333-140922, 333-150741 and 333-154701).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut